Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in each of the following Registration Statements of Transocean Sedco Forex Inc. and Subsidiaries of our report dated January 29, 2002, with respect to the consolidated financial statements and schedule of Transocean Sedco Forex Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


               REGISTRATION
                 STATEMENT                     PURPOSE
               -------------     --------------------------------------
               No. 333-58604     Registration Statement on Form S-3
               No. 333-46374     Registration Statement on Form S-4, as
                                      amended by Post-Effective
                                      Amendment on Form S-8
               No. 333-54668     Registration Statement on From S-4, as
                                      amended by Post-Effective
                                      Amendment on Form S-8
               No. 33-64776      Registration Statement on Form S-8
               No. 33-66036      Registration Statement on Form S-8
               No. 333-12475     Registration Statement on Form S-8
               No. 333-58211     Registration Statement on Form S-8
               No. 333-58203     Registration Statement on Form S-8
               No. 333-94543     Registration Statement on Form S-8
               No. 333-94569     Registration Statement on Form S-8
               No. 333-94551     Registration Statement on Form S-8
               No. 333-75532     Registration Statement on Form S-8
               No. 333-75540     Registration Statement on Form S-8



                                                    /s/  Ernst & Young LLP

Houston, Texas
March 22, 2002


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